Exhibit 21.1

Subsidiaries of the Registrant

The following are the subsidiaries of the Registrant:

Name	Jurisdiction of Incorporation
LeeWrangler Austria GmbH	Austria
LeeWrangler Belgium Services BVBA	Belgium
LeeWrangler Belgium BVBA	Belgium
LeeWrangler Apparel (Foshan) Ltd.	China
LeeWrangler Apparel (Shanghai) Ltd.	China
LeeWrangler Apparel (China) Ltd.	China
LeeWrangler Czech Republic s.r.o.	Czech Republic
Czech Distribution Services s.r.o.	Czech Republic
LeeWrangler France S.A.S.	France
LeeWrangler Germany GmbH	Germany
LeeWrangler Hellas IKE sole member	Greece
LeeWrangler Asia Ltd	Hong Kong
LeeWrangler Hong Kong Ltd	Hong Kong
LeeWrangler Hungary KFT	Hungary
LeeWrangler Italy Retail S.r.l.	Italy
LeeWrangler Italy S.r.l.	Italy
LeeWrangler Italy Holding S.r.l.	Italy
LeeWrangler Netherlands B.V.	Netherlands
LeeWrangler Netherlands Retail B.V.	Netherlands
VF Panama Finance S de RL	Panama
LeeWrangler Poland sp. z o.o.	Poland
LeeWrangler Portugal Lda	Portugal
LeeWrangler Slovakia s.r.o.	Slovakia
LeeWrangler Spain S.L.U.	Spain
LeeWrangler Sweden AB	Sweden
LeeWrangler Enterprises SpinCo Sagl	Switzerland
LeeWrangler Switzerland Holding Sagl	Switzerland
LeeWrangler Investments Holding Sagl	Switzerland
LeeWrangler Transglobal Sagl	Switzerland
LeeWrangler Mexico Holding Sagl	Switzerland
LeeWrangler MMB Investments Sagl	Switzerland
LeeWrangler International Sagl	Switzerland
LeeWrangler WH Sourcing Sagl	Switzerland
UK Guarantee NewCo	United Kingdom
LeeWrangler U.K. Limited	United Kingdom
KBI International Holdings, LLC	Delaware (USA)
Jeanswear Mexico Holdings, LLC	Delaware (USA)
Jeanswear Receivables, LLC	Delaware (USA)
Jeanswear Services, LLC	Delaware (USA)
Kontoor Enterprises, LLC	Delaware (USA)
Wrangler Apparel Corp	Delaware (USA)
The H.D. Lee Company, Inc.	Delaware (USA)
VF Jeanswear Sales, Inc.	Delaware (USA)
VF Outlet, Inc.	Delaware (USA)

Name	Jurisdiction of Incorporation
Jeanswear Ventures, LLC	Delaware (USA)
VFJ Ventures, LLC	Delaware (USA)
VF Jeanswear LP	Delaware (USA)
R&R Apparel Company, LLC	Delaware (USA)
Retail Productivity Management, Inc.	Delaware (USA)
VFJ-CSS De Mexico, S.A. de C.V.	Mexico
20X DE MEXICO S.A. de C.V.	Mexico
WRANGLER DE CHIHUAHUA S. de R.L. de C.V.	Mexico
WRANGLER DE MEXICO S. de R.L. de C.V.	Mexico
Manufacturera Lee De Mexico S. de R.L. de C.V.	Mexico
Jeanswear de Guatemala, Limitada (Sociedad Anonima)	Guatemala
VF Mauritius Limited	Mauritius
VF Jeanswear Nicaragua y Compania Limitada	Nicaragua
VF Jeanswear de Mexico S. de R.L. de C.V.	Mexico
VF Internacional S de RL de CV	Mexico
VF Servicios Mexicana, S. de R.L. de C.V.	Mexico
VF Canada Co.	Canada
VF Brands India Private Limited	India

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